Exhibit 99.2

AMENDED AND RESTATED
TOWER FINANCIAL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Tower Financial Corporation (sometimes referred to as the "Company") hereby amends and restates its Supplemental Executive Retirement Plan, (“Plan”) effective as of January 1, 2005 (except if otherwise set forth herein), in its entirety. The Plan is an unfunded, non-qualified plan for the payment of deferred compensation to certain executive employees, in recognition of their substantial contributions to the operation of Tower Financial Corporation and Affiliates and provides them with additional incentives to enhance Tower Financial Corporation and its programs.

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1. Definitions. As used in the Plan, the following words and phrases, when capitalized, have the following meanings:

"Accrued Benefit" means, with respect to a Participant, a series of equal monthly payments, commencing at the Participant's Normal Retirement Date (or other applicable Commencement Date) and continuing until his death, each in the following amount: the Participant's Base Salary multiplied by the applicable Benefit Factor.

"Affiliate" means any employer that, together with Tower Financial Corporation, is under common control or a member of an affiliated service group, as determined under Code subsections 414(b), (c), (m), and (o).

"Base Salary" means, with respect to a Participant, the Participant’s highest annual base salary (exclusive of any bonus or other forms of compensation not constituting the Participant’s annual base salary) paid him by Company, divided by twelve (12).

"Benefit Factor" means sixty-five percent (65%) for the Plan Year in which the Participant has attained his Normal Retirement Date. For Plan Years in which the Participant has not yet attained his Normal Retirement Date, the Benefit Factor shall be the following based on the Participant’s attained age during such Plan Year:

Age	%
69	60
68	55
67	50
66	45
65	40
64	35

"Board of Directors" means the Board of Directors of Tower Financial Corporation.

"Cause” means, with respect to a Separation from Service, (i) the commission by the Participant of an act of malfeasance, dishonesty, fraud or breach of trust against the Company or any of its affiliates, employees, clients or vendors, resulting or intended to result in substantial gain or personal enrichment to which the Participant was not legally entitled; (ii) the continued breach by the Participant of any of his material obligations pursuant to his Employment Agreement with Company (if any), after a written demand by the Company for correction of such breach is delivered to the Participant, which specifically identifies the section or sections of the Employment Agreement which the Company asserts have been breached and the manner in which the Company asserts that the Participant has breached the obligations referenced therein, which breach is not cured by the Participant within thirty (30) days of his receipt of such written demand; and (iii) the Participant’s indictment, conviction of or plea of guilty or no contest to any felony or any crime involving moral turpitude.

"Change of Control" means a change of control pursuant to provisions of IRC §409A.

"Code" means the Internal Revenue Code of 1986, as amended, and its interpretive rules and regulations.

"Commencement Date" means, with respect to a Participant, the date that the payment of the Participant's benefit under the Plan commences, as provided in Article III.

“Compensation Committee” means the Compensation Committee of the Board of Directors.

"Disability" means a Participant's disability as determined pursuant to the provisions of IRC §409A.

"Employee" means any person employed by Tower Financial Corporation or an Affiliate on a salaried basis. A Participant shall also be deemed to be an Employee for purposes of this Plan if he receives any remuneration or fees from Company for consulting services or board membership.

"Employment Termination" means the same as “Separation from Service.”

“Key Employee” means a key employee as defined in IRC §416(i) without regard to Paragraph (5) thereof. For purposes of determining whether an individual is a Key Employee for a given Plan Year hereunder, such determination shall be made as of the December 31st preceding the Plan Year in question and any such person so identified as a Key Employee shall be treated as a Key Employee for the twelve-month period beginning on the first day of the fourth month following said December 31st identification date.

"Normal Retirement Date" means, with respect to a Participant, the first day of the month beginning on or after the date the Participant attains age seventy (70).

"Participant" means a key management Employee who is selected by the Compensation Committee to participate in the Plan pursuant to Section 2.1 and listed in the Appendix.

"Plan" means this instrument, as restated and amended from time to time, and the non-qualified supplemental retirement plan established by this instrument, as amended.

"Plan Year" means the calendar year.

"Separation from Service" means the cessation of a Participant’s status as an Employee for any reason, which cessation shall also meet the definition of Separation from Service as set forth in IRC §409A.

Section 1.2. Rules of Construction. The following rules of construction shall govern in interpreting the Plan:

(a)  The Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees that is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974.

This Plan is intended to comply with the applicable requirements of §409A of the Internal Revenue Code (“IRC 409A”) and shall be limited, construed and interpreted in accordance with such intent (including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect to IRC §409A). Notwithstanding anything hereunder to the contrary, any provision in the Plan that is inconsistent with IRC §409A shall be deemed to be amended to comply with IRC §409A and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

The provisions of this Plan shall be construed and governed in all respects under and by the laws of the State of Indiana.

If any provision of the Plan is held to be illegal or invalid for any reason, that provision shall be void, but the voiding of that provision shall not otherwise impair or affect the remaining provisions of the Plan.

PARTICIPATION

Section 2.1. Commencement of Participation. The Compensation Committee shall designate each Employee who is to become a Participant by resolution of the Board of Directors and by identifying the Employee as a Participant on the attached Appendix.

Section 2.2. Termination of Participation. Once designated a Participant, an Employee shall continue to be a Participant until (a) the Compensation Committee determines that he shall cease to be a Participant, (b) his Separation from Service or Disability, or (c) the termination of the Plan, whichever occurs first.

FORMS OF BENEFIT

Section 3.1. Normal Retirement Benefit. Except as otherwise provided in this Plan, if a Participant incurs a Separation from Service on or after attaining his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments each in the amount of his Accrued Benefit, commencing on the 1st day of the month following his Normal Retirement Date and continuing until his death.

Section 3.2. Delayed Retirement Benefit. If a Participant incurs a Separation from Service after his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments each in an amount equal to the Normal Retirement Benefit described in section 3.1 above (i.e., his plan benefit will not be increased if his Separation from Service is delayed beyond his Normal Retirement Date), commencing on the 1st day of the month following his Delayed Retirement Date and continuing until his death.

Section 3.3. Disability Benefit. If a Participant incurs a Disability while an Employee, his Plan benefit shall be paid in a series of monthly installments each in an amount that is equal to his Accrued Benefit determined as of the Plan Year in which the Disability occurred, commencing on the first day of the month following the effective date of his Disability and continuing until his death.

Section 3.4.Death Benefit.

(a)   If a Participant dies while an Employee and prior to receiving benefits from this Plan, his surviving spouse shall receive a death benefit in a lump sum amount equal to the amount, determined as of the Participant’s death, of the SERP liability accrued on the books of the Company pertaining to the Participant (and not the Accrued Benefit), which lump sum amount shall be paid within sixty (60) days of the Participant’s death. If the Participant is not survived by a spouse, no death benefit shall be payable hereunder.

(b)   If a Participant dies while receiving benefits under this Plan, his surviving spouse shall receive a death benefit in a lump sum amount equal to the amount of the remaining SERP liability accrued on the books of the Company as of the date of the Participant’s death (and not the Accrued Benefit), which lump sum amount shall be paid within sixty (60) days of the Participant’s death. If the Participant is not survived by a spouse, no death benefit shall be payable hereunder.

Section 3.5. Separation from Service Benefit. If a Participant incurs a Separation from Service before his Normal Retirement Date in which the Separation from Service was voluntary or was involuntary without Cause, his Plan benefit shall be paid in a series of monthly installments each in an amount equal to his Accrued Benefit determined as of the Plan Year in which he incurs a Separation from Service, commencing on the 1st day of the month following such Separation from Service and continuing until his death. If a Participant’s Separation from Service before his Normal Retirement Date is involuntary with Cause, the Participant’s benefit shall be the amount of the SERP liability accrued on the books of the Company as of the date of the Participant’s Separation from Service (and not the Accrued Benefit), which benefit shall be paid in a lump sum payment within sixty (60) days of said Separation from Service.

Section 3.6. Change of Control. Upon a Change of Control, each Participant’s Accrued Benefit determined as of the Plan Year in which the Change of Control occurred shall be paid in a lump sum payment to each Participant within sixty (60) days of said Change of Control. This lump sum payment shall be the actuarial equivalent of the Participant’s Accrued Benefit (which actuarial equivalent shall be determined using the Applicable Mortality Table as defined in IRC §417(e)(3) and the 30-year Treasury rates in effect for the month of August (actually announced in September) preceding the first day of the applicable Plan Year).

Section 3.7.   Termination of the Plan by the Company. The Company may terminate this Plan at any time, in which case a Participant shall be entitled to the amount of his Accrued Benefit determined as of the Plan Year in which the Plan is terminated.

If the Plan termination results from either of the following two events, a distribution will be paid as soon as practicable following the date of such Plan termination to each Participant in a lump sum payment equal to the actuarial equivalent of the Participant’s Accrued Benefit (which actuarial equivalent shall be determined using the Applicable Mortality Table as defined in IRC §417(e)(3) and the 30-year Treasury rates in effect for the month of August (actually announced in September) preceding the first day of the applicable Plan Year).

(a)   The Company terminates all deferred compensation plans of a similar type and amounts are paid no earlier than twelve (12) months, but not later than twenty-four (24) months from the date of the Plan’s termination, and no similar type of plan is established by the Company for a period of five (5) years after the date of termination of the Plan; or

(b)   The Plan is terminated due to a dissolution of the Company and within twelve (12) months of the dissolution.

If the Plan termination does not result from one of the above-described two events, the Participant’s accrued benefit shall be frozen and his Plan benefits shall be paid to him, or in the event of his death to his surviving spouse, at the same time and in the same form and amount that his Plan benefit would have been paid had the Plan not been terminated.

Section 3.8. Delayed Commencement Date for Key Employee. If a Participant who is a Key Employee is entitled to benefit hereunder as a result of a Separation from Service pursuant to the provisions of Section 3.5 above, the commencement of such Employee’s benefits shall be delayed for six (6) months after the date of the Separation from Service pursuant to the provisions of IRC §409A. After the end of said six-month delayed Commencement Date, benefits to such Participant in the amount described in Section 3.5 above shall commence to be paid each month, continuing to his death; provided, however, that the amount of monthly benefits the Employee did not receive during such six-month delayed commencement time period shall be paid Employee in a lump sum payment at the same time his first monthly payment is paid hereunder; provided further, if such Separation from Service is involuntary with Cause, the Participant’s benefit described in Section 3.5 above in such situation shall be paid in a lump sum payment after the end of said 6-month delayed Commencement Date.

Section 3.9. Breach of Non-Competition/Non-Solicitation Provisions. If a Participant breaches either or both of the non-competition and non-solicitation provisions of his Employment Agreement with Company (if any), the Participant (or his spouse) shall forfeit the right to receive any further payments pursuant to this Plan.

ARTICLE IV
FUNDING

Section 4.1. Plan Unfunded. The obligation to pay benefits under the Plan represents only a contractual obligation of the Company to make payments when due. The Company’s obligation to pay benefits shall not be secured in any way, and neither shall set aside assets beyond the reach of their general creditors for the purpose of paying benefits under the Plan.

Section 4.2. Insurance Contracts. The Company may determine, in its sole discretion, to purchase one or more life insurance contracts on a Participant's life as a means of reserving assets to pay its obligations under the Plan. In that event, the Participant shall, as a condition to receiving any benefits under the Plan, consent to the purchase of that insurance, execute any application or other forms that the insurer reasonably requires, and make other reasonable efforts to permit the Company to obtain that insurance.

ARTICLE V
ADMINISTRATION

Section 5.1. Administration. The Company shall administer the Plan and may delegate all or a portion of its responsibility to such individuals as it deems appropriate.

Section 5.2. Notices. Any notice to the Company under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Board of Directors. Any notice to a Participant or his spouse under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Participant or, in the event of his death, to his spouse. Any notice shall be deemed made as of the date of delivery by hand or the mailing date shown on the return receipt for registered or certified mail.

Section 5.3. Powers and Duties of the Company. Subject to the specific limitations stated in this Plan, the Company shall have the following powers, duties, and responsibilities:

(a)   To carry out the general administration of the Plan;

(b)   To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

(c)   To keep appropriate books and records;

(d)   To determine amounts to be distributed to a Participant and his spouse under the provisions of the Plan;

(e)   To determine, consistently with the provisions of this instrument, all questions of eligibility, rights, and status of each Participant and his spouse under the Plan;

(f)    To issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

(g)   To exercise all other powers and duties specifically conferred upon Company elsewhere in this instrument; and

(h)   To interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility. Benefits shall be paid hereunder only if the Administrator, in its sole discretion, decides that the Participant or his spouse is entitled to them.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1. Amendment. The Company may amend the Plan at any time by action of the Board of Directors, with written notice to each Participant. The Company, however, may not make any amendment that reduces a Participant's benefits below amounts already earned or that delays the payment of those benefits past the time provided under the Plan immediately before the date of the amendment, unless the Participant consents in writing to the amendment.

Section 6.2. Termination. The Company reserves the right to terminate the Plan, by action of the Board of Directors, at any time it deems appropriate. Upon termination of the Plan, no further benefits shall be earned under the Plan

ARTICLE VII
MISCELLANEOUS

Section 7.1. Relationship. Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed to establish a trust or fiduciary relationship of any kind between the Company and any Participant or his spouse. The Plan is intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall not be deemed to grant a Participant, his spouse, or any other person any interest or right in any property of the Company other than as an unsecured general creditor of the Company.

Section 7.2. Anticipation of Benefits. Neither a Participant nor his spouse shall have the power to transfer, assign, anticipate, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so shall be void. Any payments that may become due under this Plan shall not be subject to attachment, garnishment, execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

Section 7.3. No Guarantee of Continued Employment. Nothing contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in employment with the Company.

Section 7.4. Persons Subject to the Plan. This Plan shall be binding upon and inure to the benefit of each Participant and his spouse and upon the Company and their successors and assigns.

Section 7.5. Responsibility for Tax Status. The Company does not make any warranties, express or implied, or assume any responsibility concerning the federal, state, or local taxation of rights or benefits under the Plan.

Section 7.6. Tax Withholding. The Company may withhold from each Participant's compensation or from any benefit paid under the Plan such amounts as may be required by applicable federal, state, or local tax laws.

Tower Financial Corporation has caused this Restatement of the Plan to be executed by its duly authorized officers on the 17th day of January, 2006.

Tower Financial Corporation

By:	Michael D. Cahill

Title:	EVP and Chief Financial Officer

APPENDIX

The Compensation Committee has designated the following individuals as Participants in the Supplemental Executive Retirement Plan of Tower Financial Corporation:

Name	Effective Date of Participation

Donald F. Schenkel	January 1, 2002